Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On November 30, 2021, Kubient, Inc. (the “Kubient” or the “Company”) entered into and consummated an Asset Purchase Agreement (the “Purchase Agreement”) between the Company and MediaCrossing Inc., a Delaware corporation (“MediaCrossing”), pursuant to which the Company acquired certain assets and liabilities that were critical to continue to operate the business of MediaCrossing for (i) $500,000 in cash and (ii) if the acquired business achieves certain milestones in 2022, up to 822,369 shares of the Company’s common stock, par value $0.00001 per share (the “Earnout Shares”) (the “Transaction”). In accordance with Accounting Standards Codification (“ASC”) 805, the Company determined that the Transaction should be accounted for as a business combination after determining that the acquired set of assets of MediaCrossing, the fair value of which was not concentrated in a single asset or group of similar assets and included (a) cash, (b) prepaid expenses and other current assets, (c) intangible assets as detailed further below and (d) an assembled workforce, met the definition of a business.

The following unaudited pro forma condensed combined financial statements reflect adjustments to the historical financial results of Kubient in connection with the Transaction, as defined below. These unaudited pro forma condensed combined financial statements adjust the historical financial statements to give effect to Kubient’s acquisition of certain assets of MediaCrossing as follows:

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if consummated as of September 30, 2021 and is derived from:

•	for Kubient, the unaudited condensed consolidated balance sheet as of September 30, 2021; and
•	for MediaCrossing, the unaudited condensed balance sheet as of September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 gives effect to the Transaction as if consummated as January 1, 2020 and is derived from:

•	for Kubient, the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021; and
•	for MediaCrossing, the unaudited condensed statement of operations for the nine months ended September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives effect to the Transaction as if consummated as of January 1, 2020 and is derived from:

•	for Kubient, the audited consolidated statement of operations for the year ended December 31, 2020; and
•	for MediaCrossing, the audited statement of operations for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial statements include the following pro forma adjustments:

•
Pre-acquisition adjustments to the historical MediaCrossing unaudited condensed balance sheet as of September 30, 2021 to remove the effect of the assets and liabilities not acquired by Kubient with respect to the Transaction;

•
Reclassification adjustments to the historical MediaCrossing statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 in order to conform to the historical financial statement presentation of the Company; and

•	Transaction accounting adjustments to reflect the application of required accounting principles for the Transaction.

The transaction accounting adjustments and other adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Management of the Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes as required by Form 8-K and do not purport to represent what the results of operations or financial position of the Company would actually have been had the Transaction occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma condensed combined financial statements have been made.

The unaudited pro forma condensed combined financial statements have been derived from, and should be read in conjunction with, the historical financial statements of the Company included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and of the annual and interim financial statements of MediaCrossing that are included in the Company’s Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are being filed as an exhibit. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Kubient, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

	Kubient	MediaCrossing	Pre- Acquisition Adjustments		Net Assets Acquired of MediaCrossing		Transaction Accounting Adjustments		Pro Forma Combined
	Note A	Note B	Note C		Note D		Note E
Assets

Current Assets:
Cash	$28,746,456	$2,127,913	$(1,606,438)	(a)	$521,475	(a)	$(500,000)	(a)	$28,767,931
Accounts receivable, net	372,971	1,346,021	(1,346,021)	(a)	-		-		372,971
Media rebates receivable	-	147,935	(147,935)	(a)	-		-		-
Prepaid expenses and other current assets	625,643	727,456	(620,513)	(a)	106,943	(a)	-		732,586

Total Current Assets	29,745,070	4,349,325	(3,720,907)		628,418		(500,000)		29,873,488

Property and equipment, net	34,035	34,691	(34,691)	(a)	-		-		34,035
Intangible assets, net	2,440,316	-	-		-		650,000	(a)	3,090,316
Goodwill	-	-	-		-		463,000	(a)	463,000
Operating lease right-of-use assets	-	1,183,815	(1,183,815)	(a)	-		-		-
Deferred offering costs	37,510	-	-		-		-		37,510
Deferred tax assets, net	-	800,022	(800,022)	(a)	-		-		-
Restricted cash	-	262,500	(262,500)	(a)	-		-		-
Security deposits	-	62,374	(62,374)	(a)	-		-		-
Other asset	-	4,955	(4,955)	(a)	-		-		-

Total Assets	$32,256,931	$6,697,682	$(6,069,264)		$628,418		$613,000		$33,498,349

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable - suppliers	$451,709	$-	$-	(a)	$-		$-		$451,709
Accounts payable - trade	817,389	-	-		-		185,000	(b)	1,002,389
Accounts payable	-	1,201,044	(1,201,044)	(a)	-		-		-
Accrued expenses and other current liabilities	921,990	891,173	(891,173)	(a)	-		-		921,990
Notes payable	260,322	34,893	(34,893)	(a)	-		-		260,322
Advance billings	-	1,046,066	(417,648)	(a)	628,418	(a)	-		628,418
Media rebate funding agreement liability	-	94,917	(94,917)	(a)	-		-		-
Current portion of operating lease liabilities	-	198,043	(198,043)	(a)	-		-		-

Total Current Liabilities	2,451,410	3,466,136	(2,837,718)		628,418		185,000		3,264,828

Contingent consideration	-	-	-		-		613,000	(a)	613,000
Notes payable, non-current portion	77,422	438,902	(438,902)	(a)	-		-		77,422
Operating lease liabilities, non-current portion	-	1,111,199	(1,111,199)	(a)	-		-		-

Total Liabilities	2,528,832	5,016,237	(4,387,819)		628,418		798,000		3,955,250

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock:
Series A Convertible Preferred Stock	-	5	(5)	(a)	-		-		-
Series A-1 Convertible Preferred Stock	-	5	(5)	(a)	-		-		-
Series A-2 Convertible Preferred Stock	-	849	(849)	(a)	-		-		-
Common stock	143	9	(9)	(a)	-		-		143
Additional paid-in capital	51,827,263	10,260,570	(10,260,570)	(a)	-		-		51,827,263
Retained earnings/accumulated deficit	(22,099,307)	(8,579,993)	8,579,993	(a)	-		(185,000)	(b)	(22,284,307)

Total Stockholders’ Equity	29,728,099	1,681,445	(1,681,445)		-		(185,000)		29,543,099

Total Liabilities and Stockholders’ Equity	$32,256,931	$6,697,682	$(6,069,264)		$628,418		$613,000		$33,498,349

See notes to unaudited pro forma condensed combined financial information.

Kubient, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

	Kubient	MediaCrossing	Reclassification Adjustments	MediaCrossing As Reclassified	Transaction Accounting Adjustments		Pro Forma Combined
	Note A	Note B	Note C		Note D

Net Revenues	$1,882,311	$2,210,176	$-	$2,210,176	$-		$4,092,487

Operating Expenses:
Cost of services	-	903,026	-	903,026	-		903,026
Sales and marketing	1,977,150	-	1,355,325	1,355,325	87,000	(a)	3,419,475
Technology	1,916,020	-	-	-	-		1,916,020
General and administrative	3,878,765	639,313	953,394	1,592,707	17,500	(a)	5,488,972
Employee compensation and benefits	-	1,809,360	(1,809,360)	-	-		-
Business development and marketing	-	499,359	(499,359)	-	-		-

Total Operating Expenses	7,771,935	3,851,058	-	3,851,058	104,500		11,727,493

Loss From Operations	(5,889,624)	(1,640,882)	-	(1,640,882)	(104,500)		(7,635,006)

Other Income (Expense):
Interest income	84,469	247	-	247	-		84,716
Interest expense	(5,308)	-	-	-	-		(5,308)
Other income	233	-	-	-	-		233
Gain on extinguishment of PPP loan	-	481,325	-	481,325	-		481,325

Total Other Income (Expense)	79,394	481,572	-	481,572	-		560,966

Loss Before Income Taxes	(5,810,230)	(1,159,310)	-	(1,159,310)	(104,500)		(7,074,040)

Income tax provision	-	(859,021)	-	(859,021)	-		(859,021)

Net Loss	$(5,810,230)	$(2,018,331)	$-	$(2,018,331)	$(104,500)		$(7,933,061)

Net Loss Per Share - Basic and Diluted	$(0.43)						$(0.58)

Weighted Average Common Shares Outstanding - Basic and Diluted	13,624,435						13,624,435

See notes to the unaudited pro forma condensed combined financial information

Kubient, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Kubient	MediaCrossing	Reclassification Adjustments	MediaCrossing As Reclassified	Transaction Accounting Adjustments		Pro Forma Combined
	Note A	Note B	Note C		Note D

Net Revenues	$2,900,029	$4,627,622	$-	$4,627,622	$-		$7,527,651

Operating Expenses:
Cost of services	-	1,380,458	-	1,380,458	-		1,380,458
Sales and marketing	503,721	-	1,951,981	1,951,981	116,000(	a)	2,571,702
Technology	2,088,538	-	-	-	-		2,088,538
General and administrative	4,774,508	1,107,877	1,297,401	2,405,278	208,333(	a)(b)	7,388,119
Employee compensation and benefits	-	2,332,304	(2,332,304)	-	-		-
Business development and marketing	-	917,078	(917,078)	-	-		-

Total Operating Expenses	7,366,767	5,737,717	-	5,737,717	324,333		13,428,817

Loss From Operations	(4,466,738)	(1,110,095)	-	(1,110,095)	(324,333)		(5,901,166)

Other (Expense) Income:
Interest expense	(1,123,086)	-	-	-	-		(1,123,086)
Interest expense - related parties	(403,372)	-	-	-	-		(403,372)
Interest income	12,589	10,864	-	10,864	-		23,453
Amortization of beneficial conversion feature	(1,984,322)	-	-	-	-		(1,984,322)
Gain on settlement of notes and other payables	148,600	-	-	-	-		148,600
Loss on settlement of other payables	(23,601)	-	-	-	-		(23,601)
Gain on forgiveness of accounts payable - supplier	236,248	-	-	-	-		236,248
Loss on extinguishment of convertible note payable	(297,272)	-	-	-	-		(297,272)
Other income	15,294	-	-	-	-		15,294

Total Other (Expense) Income	(3,418,922)	10,864	-	10,864	-		(3,408,058)

Loss Before Income Taxes	(7,885,660)	(1,099,231)	-	(1,099,231)	(324,333)		(9,309,224)

Income tax benefit	-	276,285	-	276,285	-		276,285

Net Loss	(7,885,660)	(822,946)	-	(822,946)	(324,333)		(9,032,939)

Deemed dividend related to warrant down round adjustment	(1,682,000)	-	-	-	-		(1,682,000)

Net Loss Attributable to Common Shareholders	$(9,567,660)	$(822,946)	$-	$(822,946)	$(324,333)		$(10,714,939)

Net Loss Per Share - Basic and Diluted	$(1.85)						$(2.07)

Weighted Average Common Shares Outstanding - Basic and Diluted	5,185,204						5,185,204

See notes to the unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared for illustrative and informational purposes only and were prepared from the respective historical information of Kubient and MediaCrossing, and reflect adjustments to the historical information in accordance with the SEC Final Rule Release No. 33-10786 and in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 using the acquisition method of accounting, as defined by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement. As a result, Kubient has recorded the business combination in its consolidated financial statements and has applied the acquisition method to account for MediaCrossing’s assets acquired and liabilities assumed upon completion of the Transaction. The acquisition method requires recording the identifiable assets acquired and liabilities assumed at their fair values on the acquisition date and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what Kubient's financial position or results of operations would have been had the Transaction occurred on the dates indicated, nor is it necessarily indicative of what the financial position or results of operations of the combined company will be in future periods. The historical financial information has been adjusted to reflect transaction related adjustments that management believes are necessary to present fairly Kubient's pro forma financial position and results of operations following the closing of the Transaction for the period indicated. Additionally, the unaudited pro forma condensed combined statement of income does not reflect any benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved from the Transaction.

To prepare the unaudited pro forma condensed combined financial statements, Kubient adjusted MediaCrossing’s assets and liabilities to their estimated fair values based on preliminary valuation procedures performed. As of the date of the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are being filed as an exhibit, Kubient has not completed the detailed valuation procedures necessary to finalize the required estimated fair values and lives of MediaCrossing’s assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Also, as of the date of the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are being filed as an exhibit, certain reclassifications have been made to align MediaCrossing’s presentation with that of Kubient. Furthermore, Kubient has not as yet completed its review of MediaCrossing’s accounting policies/presentation and as such may not have identified all adjustments and further reclassifications necessary to conform MediaCrossing’s accounting and presentation with that of Kubient. As a result of this review, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

2. Pro Forma Adjustments

The following pro forma adjustments give effect to the business combination.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2021

Note A	Derived from the unaudited condensed consolidated balance sheet of Kubient as of September 30, 2021.

Note B	Derived from the unaudited condensed balance sheet of MediaCrossing as of September 30, 2021 included elsewhere in this Current Report.

Pro Forma Adjustments:

Note C	(a)
To adjust the historical condensed balance sheet of MediaCrossing to remove the effect of the assets and liabilities not acquired by Kubient with respect to the Transaction. In the Transaction, the Company acquired certain assets and liabilities that were critical to continue to operate the business of MediaCrossing. In accordance with ASC 805, the Company determined that the Transaction should be accounted for as a business combination after determining that the acquired set of assets of MediaCrossing, the fair value of which was not concentrated in a single asset or group of similar assets and included (a) cash, (b) prepaid expenses and other current assets, (c) intangible assets as detailed further below and (d) an assembled workforce, met the definition of a business.

Note D	(a)	Represents the residual net assets acquired by Kubient with respect to the Transaction.

Note E	(a)
To record the purchase consideration of $500,000 in cash, payable at closing of the Transaction, and $613,000 which represents the estimated fair value of the Earnout Shares defined above. The Earnout Shares consist of up to 822,369 shares of the Company’s common stock, depending on the amount of revenue generated by the acquisition in 2022. Each share had a fair value of $2.55 as of the acquisition date. The Earnout Shares were measured using a Monte Carlo simulation. Key assumptions used in the fair value assessment consisted of revenue projections (which were used to estimate the number of Earnout Shares issuable), discount rate, volatility, and risk-free rate. The fair value measurement of the contingent consideration is based on significant inputs not observed in the market and thus represents a Level 3 measurement. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect Kubient’s own assumptions in measuring fair value.

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in allocations to intangible assets and goodwill; and (2) other changes to assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Purchase Consideration:
Cash	$500,000
Contingent consideration	613,000

Total Purchase Consideration	1,113,000

Less:
Customer contracts and related customer relationships (1)	580,000
Restrictive covenant agreements (1)	70,000
Cash	521,475
Prepaid expenses and other current assets	106,943
Deferred revenue	(628,418)

Fair Value of Identified Net Assets	650,000

Remaining Unidentified Goodwill Value	$463,000

(1)
As part of the preliminary valuation analysis, the Company identified (i) customer contracts and related customer relationships and (ii) restrictive covenant agreements as intangible assets. The fair value of the identifiable intangible assets is determined using the “income approach”. The customer contracts and related customer relationships have an estimated useful life of five (5) years and the restrictive covenant agreements have an estimated useful life of three (3) years.

The following table summarizes the estimated fair values of MediaCrossing’s identifiable intangible assets and their estimated useful lives using a straight-line method of amortization:

Intangible Asset	Estimated Fair Value	Estimated Useful Life in Years	For The Nine Months Ended September 30, 2021	For The Year Ended December 31, 2020
Customer Contracts and Related Customer Relationships	$580,000	5	$87,000	$116,000
Restrictive Covenant Agreements	70,000	3	17,500	23,333

Total	$650,000		$104,500	$139,333

(b)
To recognize additional transaction costs of approximately $185,000 incurred subsequent to September 30, 2021. The transaction costs consisted primarily of legal, accounting and other professional fees directly related to the Transaction.

Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2021

Note A	Derived from the unaudited condensed consolidated statement of operations of Kubient for the nine months ended September 30, 2021.

Note B	Derived from the unaudited condensed statement of operations of MediaCrossing for the nine months ended September 30, 2021 included elsewhere in this Current Report.

Pro Forma Adjustments:

Note C	Certain reclassifications have been made to the historical presentation of MediaCrossing to conform to the financial statement presentation of the Company, as follows:

	For the Nine Months Ended September 30, 2021
	MediaCrossing Historical	Reclassification Adjustments	MediaCrossing As Reclassified

Operating Expenses:
Cost of services	$903,026	$-	$903,026
Sales and marketing	-	1,355,325	1,355,325
General and administrative	639,313	953,394	1,592,707
Employee compensation and benefits	1,809,360	(1,809,360)	-
Business development and marketing	499,359	(499,359)	-

Total Operating Expenses	$3,851,058	$-	$3,851,058

Note D	(a) To record the amortization of fair value of the acquired intangible assets of MediaCrossing.

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2020

Note A	Derived from the audited statement of operations of Kubient for the year ended December 31, 2020.

Note B	Derived from the audited statement of operations of MediaCrossing for the year ended December 31, 2020 included elsewhere in this current report.

Pro Forma Adjustments:

Note C	Certain reclassifications have been made to the historical presentation of MediaCrossing to conform to the financial statement presentation of the Company, as follows:

	For the Year Ended December 31, 2020
	MediaCrossing Historical	Reclassification Adjustments	MediaCrossing As Reclassified

Operating Expenses:
Cost of services	$1,380,458	$-	$1,380,458
Sales and marketing	-	1,951,981	1,951,981
General and administrative	1,107,877	1,297,401	2,405,278
Employee compensation and benefits	2,332,304	(2,332,304)	-
Business development and marketing	917,078	(917,078)	-

Total Operating Expenses	$5,737,717	$-	$5,737,717

Note D
(a) To record the amortization of fair value of the acquired intangible assets of MediaCrossing.

(b) To recognize additional transaction costs of approximately $185,000 incurred subsequent to September 30, 2021. The transaction costs consisted primarily of legal, accounting and other professional fees directly related to the Transaction.